                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Gartner Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                 [GARTNER LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

   The Annual Meeting of Stockholders of Gartner Group, Inc. will be held on Thursday, January 25, 2001, at 10:00 A.M., local time, at the Ritz-Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida.

   At the Annual Meeting, stockholders will be asked to:

  1. ELECT DIRECTORS. The Class A Common Stockholders will elect one Class II director for a three-year term. The Class B Common Stockholders will elect two Class II directors for a three-year term.

  2. CHANGE OUR NAME. You will vote on amending our Certificate of Incorporation to change our name from "Gartner Group, Inc." to "Gartner, Inc."

  3. RATIFY AUDITORS. You will vote on ratifying the appointment of KPMG LLP as our independent auditors for the 2001 fiscal year.

  4. TRANSACT OTHER BUSINESS. You will transact any other business that properly comes before the meeting.

   These items of business are more fully described in the accompanying Proxy Statement.

   Stockholders of record as of December 13, 2000 are entitled to vote at the meeting.

   To assure your representation at the meeting, you can vote your shares by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope. You may also vote your shares by telephone or over the Internet by following the instructions on your proxy card. If you attend the meeting in person, you may vote at the meeting, even if you already returned a proxy.

                                   By Order of the Board of Directors,



                                   Cathy S. Satz
                                   Corporate Secretary

Stamford, Connecticut
December 29, 2000

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR BY FOLLOWING THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD.

                               GARTNER GROUP, INC.
                               56 TOP GALLANT ROAD
                               STAMFORD, CT 06904

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 25, 2001

   This Proxy Statement is sent to you because the Board of Directors of Gartner Group, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, January 25, 2001, at 10:00 A.M. local time at the Ritz Carlton Hotel, 280 Vanderbilt Beach Road, Naples, Florida.

   This Proxy Statement and the accompanying Notice and form of Proxy will be mailed on or about December 29, 2000.


                               PURPOSE OF MEETING

   The proposals to be acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement, under the headings "PROPOSAL ONE," "PROPOSAL TWO" and "PROPOSAL THREE," on pages 3 and 6.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

   If you give a proxy pursuant to this solicitation, you may revoke it at any time before its use. To revoke a proxy you may (i) deliver written notice of revocation or an executed proxy bearing a later date to the Corporate Secretary, Gartner Group, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, Connecticut 06904, or (ii) attend the Annual Meeting and vote in person.

RECORD DATE AND NUMBER OF SHARES OUTSTANDING

   Only stockholders of record at the close of business on December 13, 2000 may vote at the Annual Meeting. As of December 13, 2000, there were 54,014,498 shares of Class A Common Stock and 40,689,648 shares of Class B Common Stock outstanding.

VOTING OF PROXIES

   At the Annual Meeting, the individuals named on the enclosed proxy card will vote your proxy in accordance with the instructions indicated, if it is properly executed and received prior to the vote at the Annual Meeting. If you do not give voting instructions on your proxy, the individuals named will vote your shares as the Board recommends. If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the individuals named will vote using their best judgment.

QUORUM

   ELECTION OF COMMON A DIRECTOR. A quorum to elect the Common A director is constituted by the presence, in person or by proxy, of Class A Common Stockholders representing a majority of the aggregate number of shares entitled to vote.

   ELECTION OF COMMON B DIRECTORS. A quorum to elect the Common B directors is constituted by the presence, in person or by proxy, of Class B Common Stockholders representing a majority of the aggregate number of shares entitled to vote.

   ALL OTHER MATTERS. A quorum for all other purposes is constituted by the presence, in person or by proxy, of Class A Common Stockholders and Class B Common Stockholders representing a majority of the aggregate number of shares entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTE REQUIRED

   ELECTION OF COMMON A DIRECTOR. The election of the Common A director will require the affirmative vote of a plurality of the shares of Class A Common Stock voting. Each share of Class A Common Stock is entitled to one vote. Votes withheld will have no effect on the election of the Common A director.

   ELECTION OF COMMON B DIRECTORS. The election of the Common B directors will require the affirmative vote of a plurality of the shares of Class B Common Stock voting. Each share of Class B Common Stock is entitled to one vote. However, any Class B Common Stockholder who owns more than 15% of the outstanding Class B Common Stock cannot vote all of his or her Class B Common Stock in the election of Common B directors unless such holder owns an equivalent percentage of Class A Common Stock. For example, if a Class B Common Stockholder owns shares representing 17% of the Class B Common Stock and shares representing 5% of the Class A Common Stock, the stockholder may vote shares representing only 5% of the Class B Common Stock. Votes withheld will have no effect on the election of the Common B directors.

   APPROVAL OF NAME CHANGE. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote. The Class A Common Stockholders and the Class B Common Stockholders will vote together as a single class. The affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock outstanding is required for the approval of the proposal to change our name. Abstentions and broker non-votes will be counted as votes against this proposal.

   RATIFICATION OF AUDITORS AND ALL OTHER MATTERS. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote. The Class A Common Stockholders and the Class B Common Stockholders will vote together as a single class. The affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy is required to ratify the appointment of KPMG LLP as our independent auditors for fiscal 2001 and for the approval of any other matters that may properly come before the Annual Meeting. Abstentions will be counted as a vote against these matters. Broker non-votes will have no effect on the votes.

SOLICITATION OF PROXIES

   We will pay the cost for the solicitation of proxies for the Annual Meeting, including the cost of the mailing. We will request that brokerage houses and other custodians mail proxy materials to their customers. We will reimburse brokerage houses and other custodians for reasonable out-of-pocket expenses incurred in the mailing.

   We have retained Mellon Investor Services, at an estimated cost of $8,500, plus out-of-pocket expenses, to assist us in the solicitation of proxies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   If you want to make a proposal for consideration at next year's annual meeting and have it included in next year's proxy materials, we must receive your proposal by August 31, 2001. If you want to nominate a director or make a proposal for consideration at next year's annual meeting without having the nomination or proposal included in the proxy materials, we must receive your nomination or proposal at least 90 days prior to the 2002 Annual Meeting. However, if we give less than 100 days' notice of the 2002 Annual Meeting, we must receive your nomination or proposal at least ten days after we give the notice. If we do not receive your proposal by the appropriate deadline, then any such nomination or proposal may not be brought before the 2002 Annual Meeting. Nominations and proposals should be addressed to the Corporate Secretary, Gartner Group, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, Connecticut 06904.


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

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

   The Board's ten directors are divided into three classes: Class I, Class II and Class III, with each director serving a three-year term. All the directors in each class, each of which constitutes approximately one-third of the directors, stand for election in the year their term expires. Since our Certificate of Incorporation provides that the holders of the Class B Common Stock are entitled to elect at least 80% of the directors, each director is further designated as a Common A director or a Common B director. The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect eight directors.

   In April 2000, John P. Imlay and Charles B. McQuade, each a Class I director whose term would have expired at the 2003 Annual Meeting, retired from the Board. Glenn Hutchins and Roger McNamee were appointed by the Board to fill the vacancies resulting from the retirement of Mr. Imlay and Mr. McQuade. Mr. Hutchins' and Mr. McNamee's terms expire at the 2003 Annual Meeting.

   At the Annual Meeting, three Class II directors, one of whom is designated a Common A director and two of whom are designated Common B directors, will be elected. At the 2002 Annual Meeting, four Class III directors, one of whom is designated a Common A director and three of whom are designated Common B directors, will be elected. At the 2003 Annual Meeting, three Class I directors, all of whom are designated Common B directors, will be elected.

NOMINEES; RECOMMENDATION OF THE BOARD

   The three nominees listed below are currently directors and have indicated their willingness to serve another term. However, if any nominee is unable or unexpectedly declines to serve as a director at the Annual Meeting, proxies will be voted for the nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2004 Annual Meeting or until a successor has been elected.

   THE BOARD RECOMMENDS THAT THE CLASS A COMMON STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED BELOW:

               -      Manuel A. Fernandez

   THE BOARD RECOMMENDS THAT THE CLASS B COMMON STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

               -      Anne Sutherland Fuchs
               -      Dennis G. Sisco

   There is no family relationship among any of our directors or executive officers. Mr. Fernandez' and Mr. Fleisher's employment agreements each provide that we will include them on our slate of nominees to be elected to the Board during the term of the respective agreement. See "Executive Compensation - Employment Agreements with Named Executive Officers" on pages 11 and 12. In addition, Mr. Hutchins and Mr. McNamee currently serve as directors pursuant to an agreement entered into in connection with the issuance of our convertible notes in April 2000. See "Certain Relationships and Transactions - Relationship with Silver Lake Partners, L.P." on page 21. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT NOMINEES FOR ELECTION AS CLASS II DIRECTORS:

COMMON A DIRECTOR:

   MANUEL A. FERNANDEZ, age 54, has been Chairman of the Board since April 1996 and a director since January 1991. Mr. Fernandez has been a Managing Member of SI Ventures Associates, a venture capital fund of which we are an affiliate, since January 1999 and a Managing Director of SI Venture Fund II, L.L.P., a venture capital fund of which we are an affiliate, since October 1999. Previously, he served as our Chief Executive Officer from April 1991 through December 1998, and as our President from January 1991 through September 1997. Prior to joining us, he was President and Chief Executive Officer of Dataquest, Incorporated, then a wholly-owned subsidiary of Dun & Bradstreet Corporation, an international research, consulting and analysis company. Before joining Dataquest, Mr. Fernandez was President and Chief Executive Officer of Gavilan Computer Corporation, a laptop computer manufacturer, and Zilog, Incorporated, a semiconductor manufacturing company. Mr. Fernandez holds a bachelor's degree in electrical engineering from the University of Florida, and completed post-graduate work in solid state engineering at the University of Florida and in business administration at Florida Institute of Technology. Mr. Fernandez is also on the board of directors of The Black & Decker Corporation, Brunswick Corporation and Click Commerce, Inc.

COMMON B DIRECTORS:

   ANNE SUTHERLAND FUCHS, age 53, has been a director since July 1999. She has been a senior executive of Hearst Management since September 1994, and is currently Senior Vice President and Group Publishing Director of Hearst Magazines with primary responsibility for the organization's Women's Group of Magazines. Prior to joining Hearst, Ms. Fuchs was a senior executive at Conde Nast Publications Ltd., where she served as Senior Vice President and Director of the International Division from March 1994 to September 1994 and as Publisher of Vogue Magazine from January 1991 to March 1994. Prior to joining Conde Nast, Ms. Fuchs held executive and publisher positions with a number of companies in the publishing industry, including The New York Times Company and Hachette Publications (including predecessors Diamandis Communications, Inc. and CBS Magazines). Ms. Fuchs is on the Board of Trustees of the Whitney Museum and The Arts and Science Board of Overseers of New York University, is involved with numerous other civic and charitable organizations and has received numerous awards for her activities. She holds a B.A. degree from New York University and honorary doctorate degrees from Birmingham-Southern College and Centenary College.

   DENNIS G. SISCO, age 54, has been a director since October 1990. Since January 1998, he has been a partner in Behrman Capital, a private equity firm. From January 1997 through December 1997, he served as the President of Storm Ridge Capital, a venture capital firm. From December 1988 to February 1997, Dun & Bradstreet Corporation and Cognizant Corporation employed him in various capacities, most recently as Executive Vice President of Cognizant Corporation with responsibility for several operating units and business development. Mr. Sisco is a member of the Board of Trustees of Western Maryland College. Mr. Sisco also serves as a director of Mercator Software, Inc. and several private companies. Mr. Sisco holds a B.A. degree from Western Maryland College.

BELOW IS INFORMATION ABOUT THE OTHER MEMBERS OF THE BOARD:

CLASS III COMMON A DIRECTOR (TERM EXPIRES AT THE 2002 ANNUAL MEETING):

   WILLIAM O. GRABE, age 62, has been a director since April 1993. He has been with General Atlantic Partners, an investment firm, since April 1992 and a General Partner since January 1994. Prior to his affiliation with General Atlantic, Mr. Grabe retired from IBM Corporation as a Vice President and Corporate Officer. Mr. Grabe is a director of Compuware Corporation, Exact Holding N.V., FirePond, Inc., Meta4 N.V. and TDS Informationstechnologie AG. Mr. Grabe is also a member of the UCLA Foundation Board of Trustees and a Trustee of Outward Bound USA, and is on the board of directors of several privately held software and services companies. Mr. Grabe holds a B.S. degree in engineering from New York University and a M.B.A. degree from the University of California at Los Angeles.

CLASS III COMMON B DIRECTORS (TERM EXPIRES AT THE 2002 ANNUAL MEETING):

   MICHAEL D. FLEISHER, age 36, has been a director and our Chief Executive Officer since October 1999. From October 1999 to April 2000, Mr. Fleisher also served as our President. From February 1999 to October 1999, he served as Chief Financial Officer and Executive Vice President, Finance and Administration. Mr. Fleisher joined us in April 1993 and has held several other management positions, including Executive Vice President and President, Emerging Business; Vice President, Business Development; and Director, Strategic Planning. Prior to joining us, Mr. Fleisher worked at Bain Capital, Inc. where he was involved in the buyout of Gartner by management and Bain Capital from Saatchi and Saatchi in October 1990. Prior to Bain Capital, Mr. Fleisher was a consultant with Bain and Company. Mr. Fleisher is on the board of directors of TEN-TV.com. Mr. Fleisher holds a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

   MAX D. HOPPER, age 66, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper serves on the board of directors of ACCRUESoftware, Inc., Exodus Communications, Inc., Metrocall, Inc., Payless Cashways Inc., United Stationers, Inc. and USDATA Corporation, Inc. Mr. Hopper holds a bachelor's degree in mathematics from the University of Houston.

   KENNETH ROMAN, age 70, has been a director since July 1999. Mr. Roman has been an independent consultant since 1991. He is the former Chairman and Chief Executive Officer of The Ogilvy Group (and Ogilvy & Mather Worldwide), where he worked for 26 years, and a former Executive Vice President of American Express Company. Mr. Roman is currently on the board of directors of Brunswick Corporation and Compaq Computer Corporation. He is also Vice Chairman of The New York Botanical Garden and serves on the boards of Memorial Sloan-Kettering Cancer Center and the National Organization on Disability. He holds an A.B. degree from Dartmouth College.

CLASS I COMMON A DIRECTORS:

        There are currently no Common A directors in Class I.

CLASS I COMMON B DIRECTORS (TERM EXPIRES AT THE 2003 ANNUAL MEETING):

   GLENN H. HUTCHINS, age 45, has been a director since April 2000. Mr. Hutchins has been a managing member of Silver Lake Partners, L.P., a technology private equity firm, since February 1999. Prior to Silver Lake, from 1994 to 1999, Mr. Hutchins was a Senior Managing Director of The Blackstone Group, where he focused on private equity investing. Mr. Hutchins is a director of Datek Online Holdings, Island ECN and Seagate Technologies. He is also a director and vice chairman of the board of CARE, Inc. and a trustee of Lawrenceville School. Mr. Hutchins graduated from Harvard College, Harvard Business School and Harvard Law School.

   ROGER B. MCNAMEE, age 44, has been a director since April 2000. Mr. McNamee is a co-founder of Silver Lake Partners, L.P., a technology private equity firm, and has served as its managing member since 1999. In addition, he has been a co-founder and managing director of the Integral Capital Partners group of funds since 1991. Prior to founding Integral Capital Partners, Mr. McNamee worked for nine years at T. Rowe Price Associates in a variety of research and portfolio management positions. Mr. McNamee holds a B.A. degree from Yale University and a M.B.A. degree from the Amos Tuck School of Business Administration at Dartmouth College.

   STEPHEN G. PAGLIUCA, age 45, has been a director since July 1990. He is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. He is on the board of directors of the Corporate Executive Board, Dade International, DexterUs and Dynamic Details. Mr. Pagliuca, a Certified Public Accountant, holds a B.A. degree from Duke University and a M.B.A. degree from Harvard Business School.

COMPENSATION OF DIRECTORS

   Each outside director receives $40,000 per year. Committee chairs receive an additional $1,500 per year. Up to 50% of this compensation is payable in cash and the balance is payable in shares of Class A Common Stock. The shares awarded to each outside director are credited to an account on a quarterly basis. The number of shares credited is based on the fair market value of the stock on the first market trading day of the quarter. Payment of the shares is deferred until the director ceases to be a director.

   Under our 1993 Director Stock Option Plan, outside directors receive an option to purchase 15,000 shares of Class A Common Stock on the date they become an outside director. Outside directors also receive an option to purchase 7,000 shares of Class A Common Stock on March 1 of each year, if the individual has been an outside director for at least six months. Options are granted at the fair market value of the stock on the grant date. Each option becomes exercisable in three equal installments on each of the first three anniversaries of the grant date. Each option has a term of five years and will expire 90 days after the individual ceases to be an outside director, unless such cessation is due to permanent disability or death, in which case the option will expire 180 or 365 days, respectively, after the individual ceases to be an outside director.

BOARD MEETINGS HELD DURING FISCAL 2000

   The Board held eight meetings and acted by written consent one time during fiscal 2000. During fiscal 2000, each director attended at least 75 percent of the board meetings held while such director served as a director.

COMMITTEES

   The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The Board currently has no nominating committee or committee performing a similar function. During fiscal 2000, each director attended at least 75 percent of the committee meetings held while such director served on such committee.

   The Audit Committee, which currently consists of Messrs. Hutchins, McNamee and Pagliuca, held three meetings during fiscal

2000. See "Audit Committee Report" on page 18 for more information.

   The Compensation Committee, which currently consists of Messrs. Grabe and Sisco and Ms. Fuchs, held five meetings and acted by written consent one time during fiscal 2000. See "Compensation Committee Report on Executive Compensation" on page 7 for more information.

   The Corporate Governance Committee, which currently consists of Messrs. Fernandez, Hopper and Roman, held seven meetings during fiscal 2000. The Corporate Governance Committee reviews issues regarding our governance.



                                  PROPOSAL TWO:
                      TO CHANGE OUR NAME TO "GARTNER, INC."

   We are seeking stockholder approval to amend our Certificate of Incorporation to change our legal name from "Gartner Group, Inc." to "Gartner, Inc."

   We updated our branding during fiscal 2000 by dropping the "GG" logo and referring to ourselves as "Gartner." We did this to promote and strengthen the Gartner brand, which is critical to our ability to attract and retain clients and to differentiate us from competitors. We also did this in response to the numerous current and potential clients and others who commonly refer to us as "Gartner." To avoid confusion, we have determined that our legal name should match our brand.

   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE CHANGE OF OUR NAME.



                                 PROPOSAL THREE:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee, with Board approval, has selected KPMG LLP as our independent public accountants to audit our consolidated financial statements for the 2001 fiscal year. If our stockholders do not ratify the selection of KPMG, the Board will reconsider its selection.

   KPMG has audited our financial statements since September 1996. A representative of KPMG will be at the Annual Meeting, will have the opportunity to make a statement and will answer appropriate questions.

   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

                               EXECUTIVE OFFICERS

   Listed below are the names, ages and titles of our executive officers:

                NAME                  AGE   TITLE
                ----                  ---   -----
                Manuel A. Fernandez   54    Chairman of the Board
                Michael D. Fleisher   36    Chief Executive Officer
                William R. McDermott  39    President
                Regina M. Paolillo    42    Executive Vice President, Corporate
                                            Services and Chief Financial Officer
                Robert E. Knapp       42    Executive Vice President and Chief
                                            Marketing Officer

   MR. FERNANDEZ has been Chairman of the Board since April 1996. For more information on Mr. Fernandez' business experience, see the description provided under "Election of Directors," on page 3.

   MR. FLEISHER has been Chief Executive Officer since October 1999. For more information on Mr. Fleisher's business experience, see the description provided under "Election of Directors," on page 4.

   MR. MCDERMOTT has been President since April 2000. Prior to joining us, Mr. McDermott spent 17 years at Xerox, most recently as president and corporate officer of Xerox's U.S. major accounts operation. Mr. McDermott serves on the board of directors of Bradley Company, Students in Free Enterprise and Welfare to Work Partnership. He holds a B.S. degree from Dowling College, a M.B.A. degree from Northwestern University and is a graduate of the Executive Development Program at the Wharton School of the University of Pennsylvania.

   MS. PAOLILLO has been Executive Vice President, Corporate Services (formerly known as Finance and Administration) and Chief Financial Officer since October 1999. From February 1999 to October 1999, she served as Executive Vice President and General Manager of our Technology Management Group. Ms. Paolillo joined us in April 1993 and has held several other management positions, including President and Chief Operating Officer of our measurement division; Senior Vice President and Controller; Vice President, Product Delivery and Administration; and Director of Operations. Prior to joining us, Ms. Paolillo served as Chief Operating Officer and Chief Financial Officer at Productivity, Inc. and held executive and management positions at Citibank, Page America, Bristol-Myers and Price Waterhouse. Ms. Paolillo holds a B.S. degree from the University of New Haven and is a Certified Public Accountant.

   MR. KNAPP has been Executive Vice President and Chief Marketing Officer since August 2000. From 1993 to July 2000, Mr. Knapp was a chief client officer at Siegelgale, a branding and e-services firm based in New York, where he directed all strategy and consulting services for the firm worldwide. Prior to Siegelgale, Mr. Knapp held various positions at Lotas Minard Patton McIver, BBDO and Lintas Worldwide. Mr. Knapp holds a B.B.A. degree from the University of Miami.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is responsible for establishing and administering our executive compensation plans, subject to Board approval of major new compensation programs and the Chief Executive Officer's compensation. The Compensation Committee also administers our employee stock purchase plan and stock option plans. In discharging these responsibilities, the Committee consults with outside compensation consultants, attorneys and other specialists.

   Our compensation philosophy is that cash compensation should be substantially linked to our short-term performance and longer-term incentives, such as stock options and stock ownership, should be aligned with our objective to enhance stockholder value. We believe that the use of stock options and stock ownership links the interest of our officers and employees to the interest of our stockholders. In addition, the total compensation package must be competitive with other companies in our industry to ensure that we continue to attract, retain and motivate key executives who are critical to our long-term success.

   Compensation for our executive officers consists of three principal components: base salary, cash bonuses and stock options.

   Base Salary. Base salaries are determined by evaluating the responsibilities of the position and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on periodic surveys of the industry.

   Cash Bonuses. Under our executive cash bonus plan, cash bonuses are determined based upon our achievement against specified financial performance objectives and the executive officer's achievement of individual performance objectives. This plan emphasizes our belief that when we are successful, the executives should be appropriately compensated. Conversely, if we are not profitable, no bonuses are paid absent extraordinary circumstances. Each executive officer's portion of the total bonus pool is determined by a formula that is specified at the start of the fiscal year based on the executive's base salary and the Committee's assessment of the executive's contributions.

   Stock Plans. The principal equity compensation component of executive compensation is options granted under our stock option plans. Stock options are generally granted at the commencement of employment, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock options provide a retention incentive for executive officers and also aligns their personal objectives with long-term stock price appreciation.

   CEO Compensation. Mr. Fleisher's compensation package for fiscal 2000 consisted primarily of the three major components described above. Mr. Fleisher did not receive any material compensation or benefits in fiscal 2000 that we did not provide to all executive officers. Mr. Fleisher's compensation package was designed to provide for a higher proportion of his compensation to be dependent on our performance as compared to other executive officers. The Committee has also sought to provide our chief executive officer an incentive to promote long-term stockholder value through higher levels of participation in our stock option plans.

   Other elements of executive compensation include eligibility for company-wide medical benefits, participation in a company-wide life insurance program, including a supplemental life insurance program, and a long-term disability insurance program. Executives are also eligible to participate in a 401(k) plan under which we provide matching contributions to all employees. We have a profit sharing plan under which a specified percentage of operating profit is set aside for equal distribution among all employees, including executives. Executives, along with all other employees, are also eligible to participate in a payroll deduction employee stock purchase plan pursuant to which our Class A Common Stock may be purchased at 85 percent of the lower of the fair market value of the Class A Common Stock at the beginning or end of each six-month offering period (up to a maximum stock value of the lesser of $25,000 per calendar year or 10 percent of salary).



                                                COMPENSATION COMMITTEE OF THE
                                                BOARD OF DIRECTORS


                                                Anne Sutherland Fuchs
                                                William O. Grabe
                                                Dennis G. Sisco

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table provides information about compensation paid by us during the fiscal years ended September 30, 1998, 1999 and 2000, to (i) each person who served as Chief Executive Officer during fiscal 2000, (ii) each of the four other most highly compensated executive officers during fiscal 2000, and (iii) one former executive officer who would have been one of the other most highly compensated executive officers if he had been an executive officer at the end of fiscal 2000 (collectively, the "Named Executive Officers"):

                                                                    LONG-TERM COMPENSATION AWARDS
                                                    ANNUAL          -----------------------------
                                                COMPENSATION(1)         RESTRICTED   SECURITIES       ALL
                                     FISCAL     ---------------           STOCK      UNDERLYING      OTHER
 NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)  BONUS ($)(2)    AWARDS(3)    OPTIONS    COMPENSATION(4)
 ---------------------------         ------  ----------  ------------   ----------   ----------  ---------------
CURRENT EXECUTIVE OFFICERS
Manuel A. Fernandez ...............   2000     $400,000     $894,000      -------      100,000   $   43,856
   Chairman of the Board              1999      400,000      100,000   $2,175,000       79,000      105,325
                                      1998      400,000      320,000      -------       60,000       42,277

Michael D. Fleisher (5) ...........   2000      450,000      777,514      -------      500,000       10,362
   Chief Executive Officer            1999      250,000       45,000    1,212,500      522,000       60,714
                                      1998      230,000      130,000      -------       60,000        9,785

William R. McDermott (6) ..........   2000      151,541      375,000      650,000      750,000      336,315
   President

Regina M. Paolillo (7) ............   2000      297,917      539,498      -------      500,000       11,982
   Executive Vice President and       1999      250,000       31,250      606,250       55,000       63,465
   Chief Financial Officer

Robert E. Knapp (8) ...............   2000       49,376       75,000      -------      250,000       60,625
   Executive Vice President and
   Chief Marketing Officer

FORMER EXECUTIVE OFFICERS
William T. Clifford (9) ...........   2000        5,682      325,000      -------      -------          313
   Former President and               1999      375,000      325,000    2,425,000       60,000    1,565,512
   Chief Executive Officer            1998      300,000      150,000      -------      120,000       26,518

Richard E. Eldh, Jr. (10) .........   2000      223,847      360,000      -------      500,000       86,588
   Former Executive Vice President,   1999      250,000       37,500      525,000       49,000       55,158
   Worldwide Sales

-----------------
(1) The amounts shown exclude certain perquisites and other personal benefits, such as car allowances. These amounts, in the aggregate, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for each executive officer.

(2) The amounts shown include bonus awards earned for performance in the fiscal year noted even though such amounts are payable in the subsequent year. For Messrs. Fernandez, Fleisher and Eldh and Ms. Paolillo, the amount shown includes 75 percent of the retention bonus approved in fiscal 1999 but not earned until fiscal 2000 (the other 25 percent was earned in fiscal 1999). The amounts shown exclude bonus awards paid in the fiscal year noted but earned in prior years.

(3) The amounts shown represent the value of the restricted stock awards calculated by multiplying the fair market value of our Class A Common Stock on the grant date by the number of shares awarded. The restricted stock awards vest in six equal installments with the first installment vesting two years after the grant date and the balance vesting annually during the next five years. Restricted stock awards are subject to forfeiture upon termination of employment. Holders of restricted stock may vote the restricted shares and receive dividends paid on such shares. Restricted stock holdings as of September 30, 2000, and their value on such date, based on the fair market value of our Class A Common Stock on September 30, 2000, were: Mr. Fernandez -

     100,000 shares ($1,162,500); Mr. Fleisher - 50,000 shares ($581,250); Mr.
     McDermott - 50,000 shares ($581,250); Ms. Paolillo - 25,000 shares ($290,625); Mr. Clifford - 50,000 shares ($581,250). and Mr. Eldh - 4,166 shares ($48,430). The number of restricted shares listed for Messrs. Clifford and Eldh are based on the number of shares of restricted stock that they will vest in pursuant to the terms of their respective separation agreements. See "Employment Agreements with Named Executive Officers" on page 17 for more information.

(4) For fiscal 2000, the amount shown represents (i) premiums paid for life insurance as follows: Mr. Fernandez - $37,956; Mr. Fleisher - $4,462; Ms. Paolillo - $6,082; and Mr. Eldh - $6,235; (ii) matching and profit sharing contributions under our 401(k) plan as follows: Mr. Fernandez - $5,900; Mr. Fleisher - $5,900; Mr. McDermott - $1,515; Ms. Paolillo - $5,900; Mr. Knapp
     - $1,625; Mr. Clifford - $313; and Mr. Eldh - $4,200; (iii) $234,800 paid on Mr. McDermott's behalf for relocation from upstate New York to Fairfield County, Connecticut, (iv) $100,000 sign on bonus paid to Mr. McDermott and $59,000 sign on bonus paid to Mr. Knapp, and (v) severance payments to Mr. Eldh totaling $360,435, to be paid in fiscal 2000 and 2001. For fiscal 1999, the amount shown for Mr. Clifford includes an aggregate of $1,400,000 of severance payments that were paid in fiscal 2000 and will be paid in fiscal 2001.

(5) Mr. Fleisher was appointed President and Chief Executive Officer in October 1999.

(6)  Mr. McDermott was appointed President in April 2000.

(7) Ms. Paolillo was appointed Executive Vice President and Chief Financial Officer in October 1999.

(8) Mr. Knapp was appointed Executive Vice President and Chief Marketing Officer in August 2000.

(9) Mr. Clifford resigned as President and Chief Executive Officer in October 1999.

(10) Mr. Eldh resigned as Executive Vice President, Worldwide Sales in July
     2000.

OPTIONS GRANTED IN FISCAL 2000 TO THE NAMED EXECUTIVE OFFICERS

   The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 2000. (1)

                                               INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                              ------------------------------------------------------        VALUE AT ANNUAL RATES OF
                              NUMBER OF   % OF TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                              SECURITIES     GRANTED TO       EXERCISE                          FOR OPTION TERM (2)
                              UNDERLYING      EMPLOYEES         PRICE      EXPIRATION      ---------------------------
       NAME                    OPTIONS     IN FISCAL YEAR     PER SHARE       DATE             5%              10%
       -----                  ----------  ------------------  ---------    ----------      ----------      -----------
Manuel A. Fernandez ....        100,000         0.55%         $13.0000      04/14/10       $  817,563      $ 2,071,865
Michael D. Fleisher ....        500,000         2.75%          10.3130      11/09/09        3,242,895        8,218,133
William R. McDermott ...        750,000         4.12%          13.0000      04/14/10        6,131,723       15,538,989
Regina M. Paolillo .....        500,000         2.75%          10.3130      11/09/09        3,242,895        8,218,133
Robert E. Knapp ........        250,000         1.37%          13.6875      08/15/10        2,151,999        5,453,587
William T. Clifford ....             --           --                --            --               --               --
Richard E. Eldh, Jr ....        500,000         2.75%          10.3130      11/09/09        3,242,895        8,218,133

(1) Each of these options was granted pursuant to our 1991 Stock Option Plan and is subject to the terms of the plan. Twenty-five percent of the options become exercisable on the first anniversary of the grant date and 2.08 percent of the options become exercisable monthly thereafter.

(2) Shown are the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation on our Class A Common Stock of 5% and 10% from the date the option was granted over the option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our Class A Common Stock.

OPTIONS EXERCISED IN FISCAL 2000 BY THE NAMED EXECUTIVE OFFICERS AND FISCAL 2000 YEAR-END OPTION VALUES

        The following table provides information regarding options exercised by each Named Executive Officer during fiscal 2000, the number of unexercised options at fiscal year-end, and the value of unexercised "in the money" options at fiscal year-end.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                                ACQUIRED       VALUE       ---------------------------   --------------------------
       NAME                   ON EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
       ----                   -----------     --------     -----------   -------------   -----------  -------------
Manuel A. Fernandez ....             --             --        197,334        190,166       $177,480             --
Michael D. Fleisher ....         36,800       $495,474        262,134        942,166        165,731       $656,000
William R. McDermott ...             --             --             --        750,000             --             --
Regina M. Paolillo .....          9,280         93,060         81,600        550,000        273,741        656,000
Robert E. Knapp ........             --             --             --        250,000             --             --
William T. Clifford ....         85,520        838,115        255,000        132,500        532,400             --
Richard E. Eldh, Jr ....          6,400         70,899         69,250        544,250        258,930        656,000

----------------------
(1) The values for "in-the-money" options represent the difference between the exercise price of the options and the closing price of our Class A Common Stock on September 30, 2000, which was $11.625 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee currently consists of Messrs. Grabe and Sisco and Ms. Fuchs. No member of the compensation Committee is a current or former officer or employee of us or any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

   Mr. Fernandez entered into an employment agreement effective November 12, 1998, as amended by Addendum No. l to Employment Agreement dated April 2000 (the "Fernandez Agreement"). Under the Fernandez Agreement, Mr. Fernandez will serve as Chairman of the Board through October 1, 2001 (or later if extended by the parties). During the term of the Fernandez Agreement, Mr. Fernandez will be included on our slate of nominees to be elected to the Board.

   The Fernandez Agreement provides for a base salary of $400,000 for fiscal years 2000 and 2001 and a salary of $200,000 thereafter. Mr. Fernandez is entitled to participate in our executive bonus program, and his bonus will be payable at the same time and in the same proportion as any bonus is payable to our Chief Executive Officer. Mr. Fernandez' target bonus for fiscal years 2000 and 2001 is between $400,000 and $800,000 and is between $100,000 and $200,000 thereafter.

   Mr. Fernandez' employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Fernandez Agreement, we terminate Mr. Fernandez' employment involuntarily without Business Reasons (as defined in the Fernandez Agreement), a Constructive Termination (as defined in the Fernandez Agreement) occurs, Mr. Fernandez' employment is terminated due to death or disability or Mr. Fernandez voluntarily terminates his employment or resigns as Chairman of the Board, Mr. Fernandez will be entitled to receive (a) his base salary for the balance of the fiscal year in which the termination occurs, payable in accordance with our regular payroll schedule; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the termination date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) until Mr. Fernandez reaches age 65,
(i) group health benefits and life and disability insurance coverage pursuant to our standard programs for himself, his spouse and any children under age 19 or under age 25 if the child is a full-time student, and (ii) life and disability insurance coverage pursuant to the programs in effect for Mr. Fernandez on the date the addendum was signed; (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights which have an exercise price less than the fair market value of the securities for which they are exercisable on the date of the addendum, will remain exercisable for the longest period available to a continuing employee under the applicable plan or agreement; and (f) automobile benefits for one year. Upon Mr. Fernandez' death or disability prior to age 65, the benefits under (d)(i) above will continue for his spouse and children until he would have reached age 65.

   If a Change in Control (as defined in the Fernandez Agreement) occurs on or prior to October 1, 2001, in addition to his salary and vacation accrued through the termination date, upon the Change in Control Mr. Fernandez will be entitled to receive three times the greater of (i) Mr. Fernandez' average annual compensation (salary plus bonus) for those three of the last seven fiscal years in which such compensation was highest, or (ii) $800,000. If Mr. Fernandez violates his non-competition obligations to us, he will be required to repay any amounts received under the previous sentence with respect to any period following the termination date during which the non-competition obligation is violated. If a Change in Control occurs at any time, Mr. Fernandez will also be entitled to receive (a) the balance of any unpaid bonus from the prior fiscal year, payable upon the Change in Control; (b) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, which will remain exercisable for the longest period available to a continuing employee under the applicable plan or agreement; (c) until Mr. Fernandez reaches age 65, (i) group health benefits and life and disability insurance coverage pursuant to our standard programs for himself, his spouse and any children under age 19 or under age 25 if the child is a full-time student, and (ii) life and disability insurance coverage pursuant to the programs in effect for Mr. Fernandez on the date the addendum was signed; (d) automobile benefits for one year; (e) forgiveness of all outstanding principal and interest due under indebtedness incurred to purchase shares of our stock., and (f) any Gross-Up Payments (as defined in the Fernandez Agreement) for Mr. Fernandez' excise tax liabilities. Upon Mr. Fernandez' death or disability prior to age 65, the benefits under clause (c)(i) above will continue for his spouse and children until he would have reached age 65.

   In addition to any of the foregoing benefits, upon termination of Mr. Fernandez' employment, for any reason, including expiration, Mr. Fernandez will be entitled to receive (a) $200,000 per year for ten years, payable in equal monthly installments, for which we will purchase an annuity to make the balance of the payments due to Mr. Fernandez or his estate upon any Change in Control;
(b) his office furnishings and equipment including, cellular phones, computers, printers and copiers; and (c) until Mr. Fernandez reaches age 65, technical office support services, including, voice mail, e-mail, internet access and other connectivity services. Provided the termination is not for death or disability, Mr. Fernandez will make himself available to us to provide advice and guidance, as we may reasonably request.

   Mr. Fleisher entered into an Employment Agreement effective October 7, 1999 (the "Fleisher Agreement"). Under the Fleisher Agreement, he will continue to serve as Chief Executive Officer through October 1, 2002, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew. During the term of the Fleisher Agreement, Mr. Fleisher will be included on our slate of nominees to be elected to the Board.

   The Fleisher Agreement provides for a base salary of $450,000 for fiscal 2000, and thereafter the base salary is subject to annual adjustments by our Board or Compensation Committee, in their sole discretion, except as noted below. Mr. Fleisher is entitled to participate in our executive bonus program and our Board or Compensation Committee will establish the annual target bonus in their discretion, and the bonus will be payable based on achievement of specified company and individual objectives. Mr. Fleisher's target bonus for fiscal 2000 was between $450,000 and $900,000. Mr. Fleisher's salary and target bonus will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

   Mr. Fleisher's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Fleisher Agreement, we terminate Mr. Fleisher's employment involuntarily without Business Reasons (as defined in the Fleisher Agreement) or a Constructive Termination (as defined in the Fleisher Agreement) occurs, in addition to his salary and vacation accrued through the Termination Date (as defined in the Fleisher Agreement), Mr. Fleisher will be entitled to receive (a) his base salary for three years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs Mr. Fleisher's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. Fleisher's minimum target bonus for the fiscal year in which the Termination Date occurred), (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting; (f) the ability to exercise all options received (i) on September 30, 1999, (ii) on November 7, 1999, (iii) in the future, and (iv) in the past which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (g) the ability to exercise all other options for ninety days following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (h) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (i) automobile benefits for one year. We will not be required to continue to pay the bonus specified in clauses (b) (c) and (d) above if Mr. Fleisher violates his non-competition obligations to us.

   If Mr. Fleisher's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. Fleisher will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Mr. Fleisher under any disability benefit program maintained by us.

   If Mr. Fleisher's employment is terminated due to his death, Mr. Fleisher's representatives will receive (a) his salary through the Termination Date, (b) a pro rata share of his minimum target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. Fleisher was an employee, plus unpaid bonus from the prior fiscal year; (c) acceleration of all options, restricted stock and other equity arrangements subject to vesting; (d) the ability to exercise all options received (i) on September 30, 1999, (ii) on November 7, 1999, (iii) in the future, and (iv) in the past which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Termination Date or for such longer period as may be provided in the applicable plan or agreement; (e) the ability to exercise all other options for ninety days following the Termination Date or such longer period as may be provided in the applicable plan or agreement; (f) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. Fleisher's spouse and any children for eighteen months, or longer as applicable under our policies; provided the estate makes the appropriate election and payments, and (f) any benefits payable to Mr. Fleisher or his representatives upon death under insurance or other programs maintained by us for Mr. Fleisher's benefit.

   If a Change in Control (as defined in the Fleisher Agreement) occurs during the term of the Fleisher Agreement, in addition to his salary and vacation accrued through the Change in Control, upon the Change in Control, Mr. Fleisher will be entitled to receive (a) three times his base salary then in effect; (b) three times his minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting; (d) the ability to exercise all options received (i) on September 30, 1999, (ii) on November7, 1999, (iii) in the future, and (iv) in the past which have an exercise price equal to or less than the fair market value of the securities for which they are exercisable on the date of the Fleisher Agreement, for one year following the Change in Control or for such longer period as may be provided in the applicable plan or agreement; (e) the ability to exercise all other options for ninety days following the Change in Control or such longer period as may be provided in the applicable plan or agreement; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (g) any Gross-Up Payments (as defined in the Fleisher Agreement) for Mr. Fleisher's excise tax liabilities.

   Mr. McDermott entered into an employment agreement effective April 20, 2000 (the "McDermott Agreement"). Under the McDermott Agreement, he will continue to serve as President through April 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.

   The McDermott Agreement provides for a base salary of $400,000 for fiscal 2000 (prorated for the months employed), and thereafter the base salary is subject to annual adjustment by the Board or the Compensation Committee, in their sole discretion. Mr. McDermott is entitled to participate in our executive bonus program and the Board or the Compensation Committee will establish the annual target bonus in their discretion, and the bonus will be payable based on achievement of specified company and individual objectives. Mr. McDermott's bonus for fiscal 2000 was $375,000, plus a sign-on bonus of $100,000 and Mr. McDermott's target bonus for fiscal 2001 is between $300,000 and $600,000. Mr. McDermott's salary and bonus target will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

   Mr. McDermott's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the McDermott Agreement, we terminate Mr. McDermott's employment involuntarily without Business Reasons (as defined in the

McDermott Agreement) or if a Constructive Termination (as defined in the McDermott Agreement) occurs, in addition to his salary and vacation accrued through the Termination Date (as defined in the McDermott Agreement), Mr. McDermott will be entitled to receive (a) his base salary for three years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the termination date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Mr. McDermott's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. McDermott's minimum target bonus for the fiscal year in which the Termination Date occurred), (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the bonus specified in clauses
(b) (c) and (d) above if Mr. McDermott violates his non-competition obligations to us.

   If Mr. McDermott's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. McDermott will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Mr. McDermott under any disability benefit program maintained by us.

   If Mr. McDermott's employment is terminated due to his death, Mr. McDermott's representatives shall receive (a) Mr. McDermott's salary through the Termination Date, (b) a pro rata share of Mr. McDermott's minimum target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. McDermott was an employee, plus any unpaid bonus from the prior fiscal year,
(c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date, (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. McDermott's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments and (e) any benefits payable to Mr. McDermott or his representatives upon death under insurance or other programs maintained by us for Mr. McDermott's benefit.

   If a Change in Control (as defined in the McDermott Agreement) occurs during the term of the McDermott Agreement, in addition to his salary and vacation accrued through the Termination Date, upon the Change in Control, Mr. McDermott will be entitled to receive (a) three times his base salary then in effect; (b) three times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control; (d) group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the McDermott Agreement) for Mr. McDermott's excise tax liabilities.

   Ms. Paolillo entered into an employment agreement effective July 1, 2000 (the "Paolillo Agreement"). Under the Paolillo Agreement, she will continue to serve as Executive Vice President and Chief Financial Officer through September 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.


   The Paolillo Agreement provides for a base salary at the rate of $350,000 for the balance of fiscal 2000 and for fiscal 2001, and thereafter the base salary is subject to annual adjustment by the Board or the Compensation Committee, in their sole discretion. Ms. Paolillo is entitled to participate in our executive bonus program and the Board or the Compensation Committee will establish the annual target bonus range in their discretion, and the bonus will be payable based on achievement of specified company and individual objectives. Ms. Paolillo's target bonus for fiscal 2000 and fiscal 2001 is between $300,000 and $600,000. Ms. Paolillo's salary and bonus target will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

   Ms. Paolillo's employment is at will and may be terminated by her or us upon sixty days' notice. If, during the term of the Paolillo Agreement, we terminate her employment involuntarily without Business Reasons (as defined in the Paolillo Agreement) or if a Constructive Termination (as defined in the Paolillo Agreement) occurs, in addition to her base salary and vacation accrued through the Termination Date (as defined in the Paolillo Agreement), Ms. Paolillo will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) her minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which she was employed) of the bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Ms. Paolillo's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Ms. Paolillo's minimum target bonus for the fiscal year in which the Termination Date occurred), (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through (d) above if Ms. Paolillo violates her non-competition obligations to us.

   If Ms. Paolillo's employment is terminated due to her disability, in addition to her base salary and vacation accrued through the Termination Date Ms. Paolillo will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) her minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date. We may deduct from the salary specified in clause (a) above, any payments received by Ms. Paolillo under any disability benefit program maintained by us.

   If Ms. Paolillo's employment is terminated due to her death, Ms. Paolillo's representatives will receive (a) Ms. Paolillo's salary through the Termination Date, (b) a pro rata share of Ms. Paolillo's minimum target bonus for the year in which death occurs, based on the proportion of the fiscal year during which Ms. Paolillo was an employee, plus any unpaid bonus from the prior fiscal year,
(c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date, (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Ms. Paolillo's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments and (e) any benefits payable to Ms. Paolillo or her representatives upon death under insurance or other programs maintained by us for Ms. Paolillo's benefit.

   If a Change in Control (as defined in the Paolillo Agreement) occurs during the term of the Paolillo Agreement, in addition to her salary and vacation accrued through the Termination Date, upon the Change in Control, Ms. Paolillo will be entitled to receive (a) three times her base salary then in effect; (b) three times her minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control, (d) group health benefits pursuant to our standard programs for herself, her spouse and any children for three years after the Termination Date; and (e) any Gross-Up Payments (as defined in the Paolillo Agreement) for Ms. Paolillo's excise tax liabilities. If Ms. Paolillo voluntarily terminates her employment (other than in the case of a Constructive Termination), then in addition to salary and accrued vacation through the Termination Date, Ms. Paolillo will be entitled to receive the following: (i) salary for eighteen months following the Termination Date, at the rate then in effect, (ii) the right to vest in all stock options, restricted stock or other equity arrangements subject to vesting while salary continues to be paid and the right to exercise all stock options held by Ms. Paolillo for thirty days following the last date on which salary is paid (or such longer period as may be provided in the applicable stock option plan or agreement), but only to the extent vested as of the last date on which salary is paid, (iii) to the extent COBRA will be applicable to the Company, continuation of group health plan benefits pursuant to the Company's standard programs as in effect from time to time.

   Mr. Knapp entered into an employment agreement effective August 7, 2000 (the "Knapp Agreement"). Under the Knapp Agreement, he will continue to serve as Executive Vice President and Chief Marketing Officer through September 30, 2003, and thereafter for subsequent one-year periods unless either party provides ninety days' written notice of its intention not to renew.

   The Knapp Agreement provides for a base salary of $320,000 for fiscal 2000 (pro-rated for the months employed), and thereafter the base salary is subject to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Mr. Knapp is entitled to participate in our executive bonus program and the Board or the Compensation Committee will establish the annual target bonus in their discretion, which will be payable based on achievement of specified company and individual objectives. Mr. Knapp's target bonus for fiscal 2000 was between $250,000 and $500,000 (pro-rated for the months employed), plus a sign-on bonus of $59,000. Mr. Knapp's salary and bonus target will not be decreased other than for a reduction consistent with a general reduction of pay across the executive staff as a group as an economic or strategic measure due to poor financial performance.

   Mr. Knapp's employment is at will and may be terminated by him or us upon sixty days' notice. If, during the term of the Knapp Agreement, we terminate Mr. Knapp's employment involuntarily without Business Reasons (as defined in the Knapp Agreement) or if a Constructive Termination (as defined in the Knapp Agreement) occurs, in addition to his salary and vacation accrued through the Termination Date (as defined in the Knapp Agreement), Mr. Knapp will be entitled to receive (a) his base salary for one and one-half years following the Termination Date at the current rate, payable in accordance with our regular payroll schedule; (b) his minimum bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the termination date; (c) following the end of the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the target bonus for the year in which the termination occurs; (d) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Mr. Knapp's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Mr. Knapp's minimum target bonus for the fiscal year in which the Termination Date occurred), (e) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Termination Date; (f) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one half years after the Termination Date; and (g) automobile benefits for one year. We will not be required to continue to pay the salary or bonus specified in clauses (a) through (d) above if Mr. Knapp violates his non-competition obligations to us.

   If Mr. Knapp's employment is terminated due to his disability, in addition to his base salary and vacation accrued through the Termination Date Mr. Knapp will be entitled to receive (a) base salary for three years after the Termination Date at the rate then in effect; (b) his minimum target bonus for the fiscal year in which the termination occurs, plus any unpaid bonus from the prior fiscal year, payable on the Termination Date; (c) following the end of the fiscal year in which the termination occurs, any bonus that would have been payable in excess of the minimum target bonus for the year in which the termination occurs; (d) acceleration in full of vesting of all outstanding stock options, and all options will remain exercisable for one year after the Termination Date; and (e) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one half years after the Termination Date. We may deduct from the salary specified in clause
(a) above, any payments received by Mr. Knapp under any disability benefit program maintained by us.

   If Mr. Knapp's employment is terminated due to his death, Mr. Knapp's representatives will receive (a) Mr. Knapp's salary through the Termination Date, (b) a pro rata share of Mr. Knapp's minimum bonus for the year in which death occurs, based on the proportion of the fiscal year during which Mr. Knapp was an employee, plus any unpaid bonus from the prior fiscal year, (c) acceleration of all options, restricted stock and other equity arrangements subject to vesting, all of which may be exercised for one year following the Termination Date, (d) to the extent COBRA is applicable to us, continuation of group health benefits pursuant to our standard programs in effect from time-to-time, for Mr. Knapp's spouse and any children for eighteen months, or longer as applicable under our policies, provided the estate makes the appropriate election and payments and (e) any benefits payable to Mr. Knapp or his representatives upon death under insurance or other programs maintained by us for Mr. Knapp's benefit.


   If a Change in Control (as defined in the Knapp Agreement) occurs during the term of the Knapp Agreement, in addition to his salary and vacation accrued through the Termination Date, upon the Change in Control, Mr. Knapp will be entitled to receive (a) one and one-half times his base salary then in effect;
(b) one and one-half times his target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, and all options and other exercisable rights will remain exercisable for one year after the Change in Control, (d) group health benefits pursuant to our standard programs for himself, his spouse and any children for one and one-half years after the Termination Date, and (e) any Gross-Up Payments (as defined in the Knapp Agreement) for Mr. Knapp's excise tax liabilities.

   We entered into a Mutual Separation Agreement with Mr. Clifford as of September 30, 1999 (the "Clifford Separation Agreement"). Pursuant to the Clifford Separation Agreement, Mr. Clifford resigned as a director, President and Chief Executive Officer as of October 7, 1999 and we agreed to (a) pay Mr. Clifford his base salary of $375,000 per year for two years (the "Severance Period"), payable in monthly installments according to regular payroll practices; (b) pay Mr. Clifford his target bonus of $325,000 for fiscal 1999 and an additional bonus of $325,000 in fiscal 2000; (c) permit Mr. Clifford's stock options to vest during the Severance Period and to be exercisable for ninety days thereafter; (d) permit 25,000 shares of Mr. Clifford's restricted stock to vest on October 26, 2000 and an additional 25,000 shares to vest on October 26, 2001; (e) permit Mr. Clifford to continue to participate in our group medical and dental programs and life and disability insurance programs in accordance with the terms of such plans as applicable to employees generally, until the sooner of the conclusion of the Severance Period or his eligibility for these benefits at a new employer; and (vi) permit Mr. Clifford to retain his portable computer and cellular telephone issued by us, with continued service at Mr. Clifford's expense. If at any time prior to the conclusion of the Severance Period, we are subject to a Change in Control (as defined in the Clifford Separation Agreement), then Mr. Clifford's stock options will vest in full and such options may be exercised for at least ninety days following the Change in Control. If Mr. Clifford violates his non-competition or non-solicitation obligations, we will not be required to continue to make the payments under (a) and (b) above, Mr. Clifford will be obligated to repay any amounts received under (a) and (b) above, and Mr. Clifford's vesting in the shares of restricted stock will cease.

   We entered into a Mutual Separation Agreement with Mr. Eldh as of June 1, 2000 (the "Eldh Separation Agreement"). Pursuant to the Eldh Separation Agreement, Mr. Eldh resigned as Executive Vice President, Worldwide Sales as of July 31, 2000 and we agreed to (a) pay Mr. Eldh his base salary of $300,000 per year for fourteen months (the "Severance Period") in monthly installments according to regular payroll practices; (b) pay Mr. Eldh his bonus for fiscal 2000, at a target amount of $250,000, based on achievement of our performance objectives; (c) permit Mr. Eldh to (i) vest in 25% of the unvested options to purchase 500,000 shares of our Class A Common Stock, granted to Mr. Eldh in November 1999 on September 30, 2000 and permit the balance to vest 1/36th per month thereafter until the options are 50% vested, (ii) continue to vest in his other stock options during the Severance Period in accordance with their terms, and (iii) exercise all vested options for up to one year after the conclusion of the Severance Period; (d) permit Mr. Eldh to vest in his 25,000 shares of restricted stock until the conclusion of the Severance Period in accordance with their terms; (e) permit Mr. Eldh to continue to participate in our group medical and dental programs and life and disability insurance programs in accordance with the terms of such plans as applicable to employees generally, until the sooner of the conclusion of the Severance Period or his eligibility for such benefits at a new employer; (f) permit Mr. Eldh to continue to participate in all other employee and executive benefit plans (other than stock and option plans) until the sooner of the conclusion of the Severance Period or the date Mr. Eldh accepts alternative employment; and (g) permit Mr. Eldh to retain his portable computer and cellular telephone issued by us, with continued service at Mr. Eldh's expense. If at any time prior to the conclusion of the Severance Period, we are subject to a Change in Control (as defined in the Eldh Separation Agreement), then the vesting of Mr. Eldh's stock options and restricted stock will accelerate and vest in full (to the extent they would have vested at the conclusion of the Severance Period) and such options may be exercised for at least ninety days following the Change in Control. If Mr. Eldh violates his non-competition or non-solicitation obligations, we will not be required to continue to make the payments under (a) and (b) above, Mr. Eldh will be obligated to repay any amounts received under (a) and (b) above, and Mr. Eldh's vesting in the shares of restricted stock will cease.

                             AUDIT COMMITTEE REPORT

   The Board has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is "independent" as defined under the New York Stock Exchange's listing standards. The Board has adopted a written charter with respect to the Audit Committee's roles and responsibilities. A copy of the charter is attached as Exhibit A to this Proxy Statement.

   The Audit Committee oversees our internal and independent auditors and assists the Board in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls and auditing by meeting regularly with the independent auditors, internal auditing and operating and financial management personnel. The Audit Committee periodically reviews our internal auditing, accounting and financial controls and our policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2000 with our management and KPMG LLP, our independent auditors. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of KPMG with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that, and the Board approved, the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

   The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of KPMG as our independent auditors for fiscal 2001.



                                             AUDIT COMMITTEE OF THE
                                             BOARD OF DIRECTORS


                                             Glenn H. Hutchins
                                             Roger B. McNamee
                                             Stephen G. Pagliuca

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

   The following graph compares our Class A Common Stock performance to the performance of Standard & Poor's Stock 500 Index ("S&P 500"), Standard & Poor's Stock 400 Index ("S&P 400") and the Chase H&Q Technology Index for the fiscal year ended September 30, 2000. The comparison assumes $100.00 was invested on September 30, 1995 in our Class A Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any. The total return for our Class A Common Stock was (29.66%) during the Performance Period as compared with a total return during the same period of 166.83% for the S&P 500, 156.53% for the S&P 400, and 376.91% for the Chase H&Q Technology Index.

   The comparisons in the graph below are provided in response to disclosure requirements of the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance of our Class A Common Stock.


                                  [LINE GRAPH]

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table provides certain information, based on our review of information on file with the Securities and Exchange Commission and our stock records, with respect to beneficial ownership of the Class A Common Stock and Class B Common Stock as of November 30, 2000 by (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of the Class A Common Stock or Class B Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and current executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as owned beneficially by them, subject to community property laws where applicable.

                                                               NUMBER OF    PERCENT OF      NUMBER OF   PERCENT OF
         NAME OF  BENEFICIAL OWNERS                         CLASS A SHARES    CLASS A    CLASS B SHARES   CLASS B
         --------------------------                         --------------  ----------   -------------- ----------
IMS Health Incorporated (1) ............................       6,909,457      12.8%             --          --
   200 Nyala Farms Road, Westport, CT 06880
Lazard Freres & Co., L.L.C. (2) ........................       5,791,352      10.7%             --          --
   30 Rockefeller Plaza, New York, NY 10020
Wellington Management Company, LLP (3) .................       5,507,700      10.2%             --          --
   75 State Street, Boston, MA 02109
Manuel A. Fernandez (4) ................................       1,122,020       2.1%             --          --
Michael D. Fleisher (5) ................................         521,426          *          3,000           *
William O. Grabe (6) ...................................          87,334          *             --          --
Max D. Hopper (7) ......................................          29,334          *             --          --
Glenn H. Hutchins ......................................              --         --             --          --
Roger B. McNamee .......................................              --         --             --          --
Stephen G. Pagliuca (8) ................................          52,334          *             --          --
Dennis G. Sisco (9) ....................................          24,334          *          1,089           *
Anne Sutherland Fuchs (10) .............................           5,000          *             --          --
Kenneth Roman (11) .....................................          10,000          *             --          --
William R. McDermott ...................................          50,000          *             --          --
Regina M. Paolillo (12) ................................         244,542          *             --          --
Robert E. Knapp ........................................              --         --                         --
William T. Clifford (13) ...............................         448,334          *             --          --
Richard E. Eldh, Jr. (14) ..............................         238,739          *             --          --
All current directors, director nominees and
   executive officers as a group (13 persons) (15) .....       2,146,324       4.0%          4,089           *

 * Less than 1%

------------------------
 (1) Includes 6,792,081 shares of Class A Common Stock held by IMS Health Incorporated and 117,376 shares of Class A Common Stock held by IMS Health Licensing Associates, L.P., in which IMS Health has a majority interest. Excludes a warrant to purchase 599,400 shares of Class A Common Stock which expired on December 1, 2000.

 (2) The shares shown as beneficially owned by Lazard Freres & Co. L.L.C. were those reported as beneficially owned by it in its Schedule 13G filed with the Securities and Exchange Commission on November 6, 2000. Such schedule indicates that Lazard has sole voting power with respect to 4,628,445 shares and sole dispositive power with respect to all 5,791,352 shares.

 (3) The shares shown as beneficially owned by Wellington Management Company, LLP were those reported as beneficially owned by it as of August 31, 2000 in its Schedule 13G filed with the Securities and Exchange Commission on September 8, 2000. Such schedule indicates that Wellington has shared voting power with respect to 2,829,100 shares and shared dispositive power with respect to all 5,507,700 shares.

 (4) Includes 247,335 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000 and includes 765,746 shares indirectly owned by Mr. Fernandez.

 (5) Includes 422,384 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000. Also includes 1 share held by a member of Mr. Fleisher's family, as to which he disclaims beneficial ownership.

 (6) Includes 13,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

 (7) Includes 13,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

 (8) Includes 13,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000, and includes 10,000 shares that are indirectly owned by Mr. Pagliuca.

 (9) Includes 19,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(10) Consists of 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(11) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(12) Includes 206,600 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(13) Includes 310,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(14) Includes 194,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

(15) Includes 945,655 shares issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of either class of our common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that with respect to fiscal 2000 all reports were timely filed, except as follows: Mr. Knapp filed a late Form 3 to report his ownership upon becoming a reporting person, Mr. Fleisher filed one late Form 4 to report three transactions that occurred on the same day, and Mr. Fernandez filed one late Form 4 to report the grant of options. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that with respect to fiscal 1999 all reports were timely filed, except as disclosed in our Proxy Statement for our 2000 Annual Meeting, and except that Mr. John Neeson, a former officer, did not file a Form 5 or provide a written representation that none was required to be filed.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH SILVER LAKE PARTNERS, L.P.

   On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. and certain of Silver Lake's affiliates and to Integral Capital Partners IV, L.P. and one of its affiliates. After April 17, 2003, the principal amount of each Note plus all accrued interest may, at the election of the holder, be converted into shares of Class A Common Stock, subject to our right, under certain circumstances, to redeem the Notes for cash. In connection with the issuance of the Notes, we agreed that Silver Lake would recommend two nominees for director and we would include the Silver Lake nominees on our slate of nominees to be elected to the Board. This obligation exists while Silver Lake owns the Notes, Convertible Preferred Stock or Class A Common Stock that, on an "as converted" basis, represents at least 20 percent of the shares of Class A Common Stock into which the Notes were convertible on April 17, 2000. Mr. Hutchins and Mr. McNamee are each a nominee of Silver Lake.

   Mr. McNamee is a managing member of Silver Lake and a manager of the general partner of some of the affiliates of Silver Lake and receives compensation from those affiliates. In addition, Mr. McNamee is a Managing Director of the general partner of Integral Capital Partners IV, L.P. and its affiliate and receives compensation from those entities. Mr. Hutchins is a managing member of Silver Lake and a managing member of the general partner of Silver Lake and is a member of some of the affiliates of Silver Lake and receives compensation from those affiliates.

   Silver Lake has contracted to purchase research services from us during fiscal 2000 and fiscal 2001 (from September 1, 2000 to

August 31, 2001) for $135,000.

RELATIONSHIP WITH SI VENTURE ASSOCIATES, L.L.C.

   Mr. Fernandez and we are members of SI Venture Associates, L.L.C. ("Fund I"), a venture capital fund. Mr. Fernandez is a managing member. Fund I has engaged a management company (the "SI Management Company") to provide administrative services. Mr. Fernandez is one of the owners of the SI Management Company. Fund I pays an annual management fee, based on the aggregate capital commitments, to its managing members. The managing members have assigned their management fees to the SI Management Company. The members may also receive carried interest distributions representing a portion of the profits of Fund I. As of June 1999, Fund I will not raise additional capital.

   Mr. Fernandez receives an allocative share of the carried interest and a pro rata share of the distributions made by Fund I to its members, and receives a salary from the management company. During fiscal 2000, distributions, including carried interest, totaling $4,926,506 were made consisting of $315,069 in cash and equity securities valued at $4,611,437 on the date of distribution. From the distributions we received $315,069 in cash and $3,777,625 in equity securities and Mr. Fernandez received $347,813 in equity securities. During fiscal 2000, Fund I paid $293,758 in management fees to the SI Management Company. Although he is entitled to receive a salary from the SI Management Company, Mr. Fernandez did not receive a salary in fiscal 2000.

RELATIONSHIP WITH SI VENTURE FUND II, L.P.

   We are a limited partner in a venture capital fund, SI Venture Fund II, L.P. ("Fund II"). Fund II is controlled by its general partner, a limited liability company of which Mr. Fernandez and we are members (the "General Partner"). The General Partner is entitled to a carried interest representing a portion of the profits of Fund II. Each member of the General Partner, including Mr. Fernandez, is entitled to receive allocated portions of this carried interest in the form of distributions. During fiscal 2000, distributions, including carried interest, totaling $536,510 were made consisting solely of equity securities. From the distributions, we received $146,146 in equity securities and as a general partner of the management company, Mr. Fernandez received $36,166 in equity securities.

   In addition, the General Partner is entitled to receive a management fee each year based on the total amount of committed capital of Fund II. The General Partner has engaged SI Management Company to provide management services on behalf of the General Partner, and the General Partner has assigned its right to receive the management fee to the SI Management Company. During fiscal 2000, Fund II paid $2,029,892 in management fees to the SI Management Company. Although he is entitled to receive a salary from the SI Management Company, Mr. Fernandez did not receive a salary in fiscal 2000.

LOANS TO EXECUTIVE OFFICERS

   On April 14, 2000, with the Board of Directors' approval, we provided a $400,000 loan to Mr. McDermott, of which $200,000 was advanced on April 14, 2000 and $200,000 was advanced on May 15, 2000. Amounts outstanding bear interest at 6.71% and, if not paid sooner, are due on December 15, 2007.

   On July 6, 2000, with the Board of Directors' approval, we provided a $400,000 loan to Ms. Paolillo. Amounts outstanding bear interest at 6.52% and, if not paid sooner, are due on December 15, 2007.

                                  OTHER MATTERS

   We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the individuals named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

                                  MISCELLANEOUS

   You may vote by the Internet or by telephone. To vote by the Internet or by telephone, please refer to the instructions on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate your identity, to give voting instructions, and to confirm that your instructions have been recorded properly. If you vote by Internet you should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, that must be paid by you.

   Our Annual Report for the fiscal year ended September 30, 2000 is being mailed to our stockholders of record concurrently with this Proxy Statement. Our Annual Report is not part of this Proxy Statement.

   Upon written request of any person solicited hereunder, our Report on Form 10-K for the fiscal year ended September 30, 2000 as filed with the Securities and Exchange Commission may be obtained, without charge, by writing to Investor Relations, Gartner Group, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, Connecticut 06904.



                                                  THE BOARD OF DIRECTORS


                                                  GARTNER GROUP, INC.


Stamford, Connecticut
December 29, 2000

                                    EXHIBIT A
                               TO PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               GARTNER GROUP, INC.
                             AUDIT COMMITTEE CHARTER


I.      STATEMENT OF POLICY

The Audit Committee (the "Committee") shall be, through regular and special meetings with management, the supervisor of the Company's internal auditors and the Company's independent auditors, assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal control, auditing, regulatory compliance and other matters as the Board or the Committee Chairperson deems appropriate.

The Committee shall:

        - Serve as an independent party to monitor the Company's financial reporting process and internal control system.

        - Review the audit efforts of the Company's internal auditors and the audit conducted by the Company's independent auditors.

        - Provide an open avenue of communication among the independent accountants, management and the Board of Directors.

The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing the financial statements. The independent auditors are ultimately accountable to the Board and the Committee. However, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

 The Committee will fulfill its responsibilities by carrying out the activities enumerated in Sections III and IV.

II.     COMMITTEE MEMBERSHIP

The Committee shall consist of at least three "independent directors," as such term is defined in the New York Stock Exchange, Inc. ("NYSE") Listed Company Manual or by another relevant listing authority from time to time, one of whom shall act as Chairperson. The Committee and the Chairperson shall be appointed by the Board, upon recommendation from the Corporate Governance Committee. If a Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote. The composition of the Committee shall meet the independence and other requirements of the Audit Committee Policy of the NYSE, which, among other things, prohibits any officer or employee of the Company from serving on the Committee.

Each Committee member shall have no relationship to the Company that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member of the Committee shall have a basic understanding of finance and accounting practices, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board in its business judgment.


III.    MEETINGS OF THE COMMITTEE

The Committee will meet regularly at least four times each fiscal year and more frequently as appropriate. The Committee shall have separate direct lines of communication between itself and management, the internal auditors and the independent auditors and shall meet with each of them to discuss any matters the Committee deems necessary or appropriate. The Committee or its Chairperson should meet quarterly with management, the supervisor of the internal auditors and the independent auditors. The Committee shall report to the Board of Directors from time to time as appropriate.

IV.     RESPONSIBILITIES

   A.   DOCUMENTS AND REPORTS REVIEW.
        1. AUDITED FINANCIAL STATEMENTS. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Annual Report on Form 10-K).

        2. INTERIM FINANCIAL STATEMENTS. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, the Company's interim financial results to be included in the Company's Quarterly Report on Form 10-Q.

   B. INDEPENDENT AUDITORS. The Board of Directors, in consultation with the Audit Committee, has the ultimate authority to select, evaluate and, where in its business judgment it deems appropriate, replace the outside independent auditors. The Committee shall:

        1. Subject to Board approval, nominate the independent auditors to be proposed for shareholder approval in any proxy statement, and evaluate and, where appropriate, recommend the replacement of the independent auditors.

        2. (a) Ensure that the independent auditors provide the Committee annually with a formal written statement delineating all relationships between the independent auditors and the Company,
            (b) Discuss with the independent auditors any disclosed
                relationships or services that may impact the objectivity and independence of the independent auditors, and
            (c) Recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

        3. Review the proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

   C. FINANCIAL REPORTING PROCESSES. The Committee shall review and discuss with management, the internal audit function and the independent auditors:

        1. The quality and adequacy of the Company's internal accounting controls and the Company's financial reporting processes.
        2. The proposed scope of the annual audit plan for internal audit and the coordination of that scope with independent auditors.
        3.  The audit risk assessment process.
        4.  Results of the internal auditors' examinations.
        5. Report relating to reportable conditions in the internal control structure and financial reporting practices.
        6.  Changes in the Company's accounting policies and practices.
        7. The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management. In connection with the foregoing, the Committee should review with the General Counsel legal and regulatory matters that may have a material impact on the financial statements.
        8. The effects of changes in accounting standards that may materially affect the Company's financial reporting practices.

   D.   GENERAL.

        1. The Committee shall review the adequacy of this Charter on an annual basis. The Committee will recommend to the Board any modifications to this Charter which the Committee deems appropriate for approval by the Board.
        2. On an as needed basis, the Committee shall review such other matters as the Board or the Committee considers appropriate.
        3. The Committee may receive presentations from management personnel on key functional activities of the Company, including information technology, taxes, treasury, risk management, and legal.
        4. The Committee may cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations as it deems necessary.
        5. The Committee Chairperson shall make regular reports to the Board on the Committee's activities and shall cause minutes of the Committee's meetings to be kept.

                               GARTNER GROUP, INC.

                  Proxy for the Annual Meeting of Stockholders
                         To Be Held on January 25, 2001

                              Class A Common Stock

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I acknowledge receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement of Gartner Group, Inc., each dated December 29, 2000. I appoint Michael D. Fleisher and Regina M. Paolillo, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner's Annual Meeting, to be held on January 25, 2001, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class A Common Stock as I specify on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY "FOR" THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                    Please mark
                                                    your votes as    /X/
                                                    indicated in
                                                    this example

1. Election of Director

      FOR the nominee                    WITHHOLD
        listed below                    AUTHORITY
      (except as marked            to vote for the nominee
       to the contrary)                listed below

            / /                             / /


Nominee: (01) Manuel A. Fernandez

2.   Change of Name
     To vote for an amendment to the certificate of incorporation to change the legal name of the company to "Gartner, Inc."

               FOR              AGAINST            ABSTAIN
               / /                / /                / /

3. Ratification of Auditors

     To ratify the appointment of KPMG LLP as independent auditors for the 2001 fiscal year.

               FOR              AGAINST            ABSTAIN
               / /                / /                / /

4. Other

     To vote or otherwise represent the shares on other business which may properly come before the meeting or any adjournments, according to their discretion.

Mark here for address change and note at left.    / /



Date:  _______________________________________


Signature:____________________________________


Signature:____________________________________


Note: Please sign exactly as your name appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should sign using their full title. Corporations should sign using the full corporate name by the authorized officer.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[PHONE ICON]              VOTE BY TELEPHONE OR INTERNET          [COMPUTER ICON]
                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE 24 HOURS A DAY-7 DAYS A WEEK

    THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY CARD IN HAND.

YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

                  Proposal 1 - To vote FOR the nominee, press 1; to WITHHOLD authority, press 9 To WITHHOLD AUTHORITY FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

                  Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                  The instructions are the same for all remaining proposals.

                                       OR

2. VOTE BY INTERNET: Follow the instructions at our Website Address:
                     http://www.eproxy.com/IT

                                       OR

3. VOTE BY PROXY:    Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO RETURN YOUR PROXY CARD.

                             THANK YOU FOR VOTING.

                               GARTNER GROUP, INC.

                  Proxy for the Annual Meeting of Stockholders
                         To Be Held on January 25, 2001

                              Class B Common Stock

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I acknowledge receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement of Gartner Group, Inc., each dated December 29, 2000. I appoint Michael D. Fleisher and Regina M. Paolillo, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner's Annual Meeting, to be held on January 25, 2001, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Class B Common Stock as I specify on the reverse side of this card.

THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY "FOR" THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                    Please mark
                                                    your votes as    /X/
                                                    indicated in
                                                    this example

1. Election of Director

      FOR the nominee                    WITHHOLD
        listed below                    AUTHORITY
      (except as marked            to vote for the nominee
       to the contrary)                listed below

            / /                             / /

Nominees: (01) Anne Sutherland Fuchs and (02) Dennis G. Sisco

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


  ------------------------------------------------------


2.   Change of Name
     To vote for an amendment to the certificate of incorporation to change the legal name of the company to "Gartner, Inc."

               FOR              AGAINST            ABSTAIN
               / /                / /                / /

3. Ratification of Auditors

     To ratify the appointment of KPMG LLP as independent auditors for the 2001 fiscal year.

               FOR              AGAINST            ABSTAIN
               / /                / /                / /

4. Other

     To vote or otherwise represent the shares on other business which may properly come before the meeting or any adjournments, according to their discretion.

Mark here for address change and note at left.    / /



Date:  _______________________________________


Signature:____________________________________


Signature:____________________________________


Note: Please sign exactly as your name appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should sign using their full title. Corporations should sign using the full corporate name by the authorized officer.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

[PHONE ICON]              VOTE BY TELEPHONE OR INTERNET          [COMPUTER ICON]
                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE 24 HOURS A DAY-7 DAYS A WEEK

    THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY CARD IN HAND.

YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

                  Proposal 1 - To vote FOR ALL the nominees, press 1; to WITHHOLD AUTHORITY FOR ALL NOMINEES, press 9; To WITHHOLD AUTHORITY FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

                  Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                  The instructions are the same for all remaining proposals.

                                       OR

2. VOTE BY INTERNET: Follow the instructions at our Website Address:
                     http://www.eproxy.com/IT.B

                                       OR

3. VOTE BY PROXY:    Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO RETURN YOUR PROXY CARD.

                             THANK YOU FOR VOTING.